EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES FIRST QUARTER 2016 RESULTS

VERO BEACH, Fla. (April 27, 2016) – Orchid Island Capital, Inc. (NYSE:ORC) ("Orchid” or the "Company"), a real estate investment trust ("REIT"), today announced results of operations for the three month period ended March 31, 2016.

First Quarter 2016 Highlights

•	Net loss of $4.6 million, or $0.21 per common share
•	First quarter total dividends declared and paid of $0.42 per common share
•	Book value per share of $11.01 at March 31, 2016
•
1.8% economic loss on common equity for the quarter, or 7.2% annualized, comprised of $0.42 dividend per common share and $0.63 decrease in net book value per common share, divided by beginning book value per share

•	Company to discuss results on Thursday, April 28, 2016, at 10:00 AM ET

Details of First Quarter 2016 Results of Operations

The Company reported net loss of $4.6 million for the three month period ended March 31, 2016, compared with net income of $5.5 million for the three month period ended March 31, 2015.  The first quarter net loss of $4.6 million included net interest income of $17.1 million, net portfolio losses of $19.5 million (which includes realized and unrealized gains (losses) on securities sold and derivative instruments), management fees and allocated overhead of $1.3 million, accrued compensation of $0.2 million, audit, legal and other professional fees of $0.2 million, and other operating, general and administrative expenses of $0.5 million. During the first quarter of 2016, the Company sold residential mortgage-backed securities (“RMBS”) with a market value at the time of sale of $873.3 million, resulting in realized gains of $4.2 million (based on security prices from December 31, 2015).  The remaining net loss on RMBS was due to fair value adjustments for the period.

Capital Allocation and Return on Invested Capital

The Company allocates capital to two RMBS sub-portfolios, the pass-through RMBS portfolio (“PT RMBS”), and the structured RMBS portfolio, consisting of interest only (“IO”) and inverse interest-only (“IIO”) securities.  As of December 31, 2015, approximately 58% of the Company’s investable capital (which consists of equity in pledged PT RMBS, available cash and unencumbered assets) was deployed in the PT RMBS portfolio.  At March 31, 2016, the allocation to the PT RMBS had increased by 1% to approximately 59%.

The table below details the changes to the respective sub-portfolios during the quarter, as well as the returns generated by each.

(in thousands)
Portfolio Activity for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market value - December 31, 2015	$2,055,837	$61,574	$40,599	$102,173	$2,158,010
Securities purchased	729,059	7,681	-	7,681	736,740
Securities sold	(873,288)	-	-	-	(873,288)
Gains on sales	4,242	-	-	-	4,242
Return of investment	n/a	(4,888)	(2,096)	(6,984)	(6,984)
Pay-downs	(45,462)	n/a	n/a	n/a	(45,462)
Premium lost due to pay-downs	(3,529)	n/a	n/a	n/a	(3,529)
Mark to market gains (losses)	14,686	(7,760)	390	(7,370)	7,316
Market value - March 31, 2016	$1,881,545	$56,607	$38,893	$95,500	$1,977,045

The tables below present the allocation of capital between the respective portfolios at March 31, 2016 and December 31, 2015, and the return on invested capital for each sub-portfolio for the three month period ended March 31, 2016.  The return on invested capital in the PT RMBS and structured RMBS portfolios was approximately 3.0% and (6.4)%, respectively, for the first quarter of 2016.  The combined portfolio generated a return on invested capital of approximately (1.0)%.

($ in thousands)
Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
March 31, 2016
Market value	$1,881,545	$56,607	$38,893	$95,500	$1,977,045
Cash(1)	194,023	-	-	-	194,023
Borrowings(2)	(1,939,489)	-	-	-	(1,939,489)
Total	$136,079	$56,607	$38,893	$95,500	$231,579
% of Total	58.8%	24.4%	16.8%	41.2%	100.0%
December 31, 2015
Market value	$2,055,837	$61,574	$40,599	$102,173	$2,158,010
Cash	69,709	-	-	-	69,709
Borrowings(3)	(1,986,313)	-	-	-	(1,986,313)
Total	$139,233	$61,574	$40,599	$102,173	$241,406
% of Total	57.7%	25.5%	16.8%	42.3%	100.0%

(1)	At March 31, 2016, total cash has been reduced by unsettled security purchases of approximately $21.5 million and increased by unsettled securities sales of approximately $132.7 million.
(2)
At March 31, 2016, there were outstanding repurchase agreement balances of $24.3 million and $20.1 million secured by IO and IIO securities, respectively.  We entered into these arrangements to generate additional cash to invest in PT RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

(3)
At December 31, 2015, there were outstanding repurchase agreement balances of $22.0 million and $25.7 million secured by IO and IIO securities, respectively.  We entered into these arrangements to generate additional cash to invest in PT RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

($ in thousands)
Returns for the Quarter Ended March 31, 2016
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Income / (loss) (net of borrowing cost)	$16,363	$(248)	$1,032	$784	$17,147
Realized and unrealized gains / (losses)	15,399	(7,760)	390	(7,370)	8,029
Derivative losses	(27,590)	n/a	n/a	n/a	(27,590)
Total Return	$4,172	$(8,008)	$1,422	$(6,586)	$(2,414)
Beginning Capital Allocation	$139,233	$61,573	$40,600	$102,173	$241,406
Return on Invested Capital for the Quarter(1)	3.0%	(13.0)%	3.5%	(6.4)%	(1.0)%
Average Capital Allocation(2)	$137,656	$59,090	$39,747	$98,837	$236,493
Return on Average Invested Capital for the Quarter(3)	3.0%	(13.6)%	3.6%	(6.7)%	(1.0)%

(1)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.
(2)	Calculated using two data points, the Beginning and Ending Capital Allocation balances.
(3)	Calculated by dividing the Total Return by the Average Capital Allocation, expressed as a percentage.

Prepayments

For the quarter, Orchid received $52.4 million in scheduled and unscheduled principal repayments and prepayments, which equated to a constant prepayment rate (“CPR”) of approximately 8.2% for the first quarter of 2016.  Prepayment rates on the two RMBS sub-portfolios were as follows (in CPR):

		Structured
	PT RMBS	RMBS	Total
Three Months Ended	Portfolio (%)	Portfolio (%)	Portfolio (%)
March 31, 2016	5.5	12.4	8.2
December 31, 2015	6.8	13.4	9.0
September 30, 2015	6.1	16.2	10.2
June 30, 2015	13.8	17.9	15.3
March 31, 2015	8.1	14.6	9.7

Portfolio

The following tables summarize certain characteristics of Orchid’s PT RMBS and structured RMBS as of March 31, 2016 and December 31, 2015:

($ in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
March 31, 2016
Adjustable Rate RMBS	$2,939	0.1%	3.63%	221	1-Sep-35	2.35	10.04%	2.00%
Fixed Rate RMBS	1,826,562	92.4%	4.29%	315	1-Mar-46	NA	NA	NA
Hybrid Adjustable Rate RMBS	52,044	2.6%	2.55%	322	1-Aug-43	81.96	7.55%	2.00%
Total Mortgage-backed Pass-through	1,881,545	95.1%	4.24%	315	1-Mar-46	NA	NA	NA
Interest-Only Securities	56,607	2.9%	3.64%	240	25-Apr-45	NA	NA	NA
Inverse Interest-Only Securities	38,893	2.0%	5.91%	317	15-Apr-45	NA	6.35%	NA
Total Structured RMBS	95,500	4.9%	4.56%	272	25-Apr-45	NA	NA	NA
Total Mortgage Assets	$1,977,045	100.0%	4.25%	313	1-Mar-46	NA	7.13%	NA
December 31, 2015
Adjustable Rate RMBS	$2,976	0.1%	3.63%	224	1-Sep-35	4.10	10.04%	2.00%
Fixed Rate RMBS	2,000,623	92.7%	4.22%	315	1-Dec-45	NA	NA	NA
Hybrid Adjustable Rate RMBS	52,238	2.4%	2.55%	325	1-Aug-43	84.93	7.55%	2.00%
Total Mortgage-backed Pass-through	2,055,837	95.2%	4.18%	315	1-Dec-45	NA	NA	NA
Interest-Only Securities	61,574	2.9%	3.58%	250	25-Apr-45	NA	NA	NA
Inverse Interest-Only Securities	40,599	1.9%	5.97%	320	15-Apr-45	NA	6.36%	NA
Total Structured RMBS	102,173	4.8%	4.53%	278	25-Apr-45	NA	NA	NA
Total Mortgage Assets	$2,158,010	100.0%	4.19%	313	1-Dec-45	NA	NA	NA

($ in thousands)
	March 31, 2016		December 31, 2015
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$1,637,766	82.8%	$1,747,699	81.0%
Freddie Mac	327,476	16.6%	394,256	18.3%
Ginnie Mae	11,803	0.6%	16,055	0.7%
Total Portfolio	$1,977,045	100.0%	$2,158,010	100.0%

	March 31, 2016	December 31, 2015
Weighted Average Pass-through Purchase Price	$108.44	$108.05
Weighted Average Structured Purchase Price	$14.30	$14.18
Weighted Average Pass-through Current Price	$109.15	$107.56
Weighted Average Structured Current Price	$13.17	$14.17
Effective Duration (1)	2.349	2.753
(1)
Effective duration of 2.349 indicates that an interest rate increase of 1.0% would be expected to cause a 2.349% decrease in the value of the RMBS in the Company’s investment portfolio at March 31, 2016.  An effective duration of 2.753 indicates that an interest rate increase of 1.0% would be expected to cause a 2.753% decrease in the value of the RMBS in the Company’s investment portfolio at December 31, 2015. These figures include the structured securities in the portfolio, but do not include the effect of the Company’s funding cost hedges.  Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing, Leverage and Liquidity

As of March 31, 2016, the Company had outstanding repurchase obligations of approximately $1,939.5 million with a net weighted average borrowing rate of 0.69%.  These agreements were collateralized by RMBS with a fair value, including accrued interest, of approximately $2,056.0 million (including unsettled securities sold with a fair market value of approximately $132.0 million), and cash pledged to counterparties of approximately $1.3 million. The Company’s leverage ratio at March 31, 2016 was 8.1 to 1 (excluding the $21.5 million of payable for unsettled securities purchased at March 31, 2016). At March 31, 2016, the Company’s liquidity was approximately $102.8 million, consisting of unpledged RMBS (excluding the value of the unsettled purchases) and cash and cash equivalents.  To enhance our liquidity even further, we may pledge more of our structured RMBS as part of a repurchase agreement funding, but retain the cash in lieu of acquiring additional assets.  In this way we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash.  Below is a listing of outstanding borrowings under repurchase obligations at March 31, 2016.

($ in thousands)
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances(1)	Total	Rate	at Risk(2)	in Days
Citigroup Global Markets, Inc.	$277,382	14.5%	0.70%	$20,353	13
South Street Securities, LLC	181,318	9.3%	0.69%	9,252	3
ED&F Man Capital Markets Inc.	146,355	7.5%	0.67%	7,534	30
Cantor Fitzgerald & Co.	122,962	6.3%	0.67%	6,654	21
Guggenheim Securities, LLC	121,134	6.2%	0.68%	6,425	27
Goldman Sachs & Co.	119,762	6.2%	0.74%	8,606	15
Wells Fargo Bank, N.A.	107,871	5.6%	0.66%	5,939	13
Daiwa Capital Markets America, Inc.	107,374	5.5%	0.66%	4,508	8
Natixis, New York Branch	102,588	5.3%	0.67%	5,784	11
Mitsubishi UFJ Securities (USA), Inc.	97,327	5.0%	0.67%	5,431	18
KGS-Alpha Capital Markets, L.P.	89,203	4.6%	0.66%	4,863	20
Merrill Lynch, Pierce, Fenner & Smith Inc	84,771	4.4%	0.72%	2,841	18
Nomura Securities International, Inc.	83,517	4.3%	0.71%	4,300	14
Mizuho Securities USA, Inc.	68,716	3.5%	0.79%	9,298	16
ICBC Financial Services, LLC	62,814	3.2%	0.63%	3,487	11
J.P. Morgan Securities LLC	61,247	3.2%	0.81%	6,825	16
FHLB-Cincinnati	60,070	3.1%	0.54%	2,135	1
RBC Capital Markets, LLC	40,887	2.1%	0.68%	1,674	13
Suntrust Robinson Humphrey, Inc.	4,191	0.2%	0.64%	278	8
Total / Weighted Average	$1,939,489	100.0%	0.69%	$116,187	15

(1)
In March 2016 the Company purchased assets with a fair value of approximately $21.5 million which settle in April 2016 that are expected to be funded by repurchase agreements.  The anticipated borrowings are not included in the table above.

(2)
Equal to the sum of the fair value of securities sold, accrued interest receivable and cash posted as collateral (if any), minus the sum of repurchase agreement liabilities, accrued interest payable and the fair value of securities posted by the counterparties (if any).

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding against a rise in interest rates by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under U.S. generally accepted accounting principles (“GAAP”) in order to align the accounting treatment of its derivative instruments with the treatment of its portfolio assets under the fair value option election. As such, all gains or losses on these instruments are reflected in earnings for all periods presented.  At March 31, 2016, such instruments were comprised of Eurodollar and Treasury note (“T-Note”) futures contracts and interest rate swap agreements.

The table below presents information related to the Company’s Eurodollar and T-Note futures contracts at March 31, 2016.
($ in thousands)
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	Effective	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
Eurodollar Futures Contracts (Short Positions)
2016	$200,000	1.57%	0.76%	$(1,211)
2017	200,000	2.14%	0.95%	(2,389)
2018	200,000	2.53%	1.19%	(2,671)
2019	200,000	2.55%	1.36%	(595)
Total / Weighted Average	$200,000	2.16%	1.02%	$(6,866)

Treasury Note Futures Contracts (Short Positions)(2)
June 2016 10 year T-Note futures
(Jun 2016 - Jun 2026 Hedge Period)	$185,000	1.52%	1.51%	$1,286

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions from inception.
(2)	T-Note futures contracts were valued at a price of $130.39 at March 31, 2016. The nominal value of the short position was $241.2 million.

The table below presents information related to the Company’s interest rate swap positions at March 31, 2016.

($ in thousands)
		Average		Net
		Fixed	Average	Estimated	Average
	Notional	Pay	Receive	Fair	Maturity
Expiration	Amount	Rate	Rate	Value	(Years)
> 3 to ≤ 5 years	$600,000	1.05%	0.62%	$(21)	3.9

Dividends

In addition to other requirements that must be satisfied to qualify as a REIT, we must pay annual dividends to our stockholders of at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. We intend to pay regular monthly dividends to our stockholders and have declared the following dividends since our February 2013 IPO.

(in thousands, except per share data)
Year	Per Share Amount	Total
2013	$1.395	$4,662
2014	2.160	22,643
2015	1.920	38,748
2016 - YTD(1)	0.560	12,212
Totals	$6.035	$78,265

(1)
On April 13, 2016, the Company declared a dividend of $0.14 per share to be paid on April 29, 2016.  The effect of this dividend is not reflected in the Company’s financial statements as of March 31, 2016.

Peer Performance

The table below presents total return data for Orchid compared to a selected group of peers for periods through December 31, 2015.

Portfolio Total Rate of Return Versus Peer Group Average
			ORC Spread
	Orchid		Over / (Under)
	Total Rate	Peer	Peer
	of Return(1)	Average(1)(2)	Average(3)
Second Quarter 2013	(3.0)%	(12.6)%	9.6%
Third Quarter 2013	(2.2)%	0.4%	(2.6)%
Fourth Quarter 2013	3.3%	(1.1)%	4.3%
Stub 2013 (Annualized)(4)	(2.8)%	(17.5)%	14.6%
First Quarter 2014(5)	(2.9)%	4.3%	(7.3)%
Second Quarter 2014	9.0%	7.2%	1.8%
Third Quarter 2014	5.8%	0.7%	5.1%
Fourth Quarter 2014	2.5%	3.0%	(0.5)%
2014 Total Return(5)	13.6%	15.6%	(2.0)%
First Quarter 2015	2.7%	1.4%	1.3%
Second Quarter 2015	0.4%	(1.8)%	2.2%
Third Quarter 2015	(2.2)%	(1.5)%	(0.6)%
Fourth Quarter 2015	3.2%	0.3%	2.9%
2015 Total Return	3.8%	(1.6)%	5.4%
Two Year Return - 1/1/14 - 12/31/15(5)	17.3%	14.2%	3.1%
ORC IPO to 2015 End - 3/31/13 - 12/31/15(4)(5)	13.4%	(1.7)%	15.0%

Source: Company SEC filings and press releases
(1)
Total rate of return for each period is change in book value per share over the period plus dividends per share declared divided by the book value per share at the beginning of the period. None of the return calculations are annualized except the Stub 2013 calculation.

(2)	The peer average is the unweighted, simple, average of the total rate of return for each of the following companies in each respective measurement period: NLY, ANH, CMO, CYS, ARR, HTS and AGNC.
(3)	Represents the total return for Orchid minus peer average in each respective measurement period.
(4)
Orchid completed its Initial Public Offering, or IPO, in February 2013.  We have elected to start our comparison beginning with Orchid's first full operating quarter, which was the second quarter of 2013. The Orchid IPO price was $15.00 per share on February 13, 2013, and Orchid paid its first dividend of $0.135 per share in March 2013.  The book value per share at March 31, 2013 was $14.98.

(5)
At January 1, 2014, Orchid had 3,341,665 shares outstanding and a book value per share of $13.40.  During the first quarter of 2014 Orchid completed two secondary offerings in which it sold 5,750,000 shares at a price of $11.86 per share net of fees and offering costs.  The book value per share as of March 31, 2014 was $12.47.

Book Value Per Share

The Company's book value per share at March 31, 2016 was $11.01.  The Company computes book value per share by dividing total stockholders' equity by the total number of shares outstanding of the Company's common stock. At March 31, 2016, the Company's stockholders' equity was $239.8 million with 21,772,464 shares of common stock outstanding.

Management Commentary

Commenting on the first quarter, Robert E. Cauley, Chairman and Chief Executive Officer, said, “The global interest rate and capital markets volatility we experienced during the fourth quarter of 2015 continued for the first six or seven weeks of 2016. Economic data for the fourth quarter appeared weak and, as we moved into 2016, early reads on the state of the economy for the first quarter appeared weak as well.  Global financial markets were rocked by a new leg lower in oil which touched a multi-decade low in late January/early February.  Global equity markets reacted negatively and reached new lows last seen in August of 2015, when events in China roiled the markets. Both the oil and equity markets have since recovered, but the impact of these events had a meaningful impact on the Federal Reserve (the “Fed”) and their outlook for additional rate hikes.  At the conclusion of the Federal Open Market Committee meeting in March and again in a public speech at the Economics Club of NY shortly thereafter, Chair Yellen made it clear the Fed was keenly focused on overseas events, the condition of the financial markets and their impact of the domestic economy.  Financial markets took these words to heart and current market pricing implied by Fed Funds futures and Eurodollar futures markets is for at most one additional hike in 2016.  This is in sharp contrast to the four 2016 rate hikes signaled by the Fed last December.  Interestingly, public pronouncements by some Fed members have sounded more hawkish since the March Fed meeting and implied the Fed may be close to resuming their removal of accommodation.  Alas, Chair Yellen has also made it clear that words to the contrary spoken by other members of the committee will not carry the vote at future meetings.  The Chair’s position of control of the Fed appears to have strengthened over the past few months.

“The events of the first quarter had a significant impact on our book value per share.  Our portfolio is biased towards higher coupon, fixed rate securities with various forms of prepayment protection, interest only and inverse interest only securities, and funding hedges positioned primarily on the belly of the curve and, to a lesser extent, the ten year part of the curve. As the market responded to a combination of weaker economic data, market turmoil and the Fed’s reaction to these events as described above, the impact on our portfolio were not favorable. Our premium fixed rate pass-throughs experienced some price appreciation, but such price increases were muted, as they always are with premium RMBS, by fears of accelerated prepayments.  Our interest only (“IO”) securities were impacted quite negatively as they are simply levered positions with respect to prepayments and generally decline in value during market rallies.  This was somewhat offset by the performance of our inverse interest rate securities as market expectations of Fed rate increases were reduced.  Lastly, the market pricing almost all 2016 rate hike expectations out of the market hurt our Eurodollar and new swap positions.  Our short position in 10 year treasury futures was also negatively impacted, although not quite to the same magnitude.  The net result was a 5.4% decrease in our book value as the impact of the hedges outweighed the positive movements in our pass-throughs and inverse IOs.  Year to date prepayment speeds have increased due to a combination of lower rates available to borrowers and season factors.  However, our portfolio’s reaction has been quite muted so far. We expect prepayment speeds in general to remain somewhat elevated over the next few months given interest rate levels and the time of year, but we do not expect to repeat the experience of 2015.

“As we entered the second quarter of 2016 the U.S. economy generally appears to be on a trajectory of slow, sustainable growth.  However, many production based economic indicators were less positive in the fourth quarter of 2015 and the consensus forecast for first quarter of 2016 economic growth in the U.S. has dropped substantially from approximately 2.5% at the onset of the quarter to well under 1% currently. Most market participants expect a slight rebound over the course of the year.  The outlook has become somewhat less clear of late as output and production based measures of economic growth remain quite weak – reflecting the severe slow-down in mining and oil production as well as manufacturing slow down resulting from the strong dollar.  Employment based measures remain quite strong, however, and indicate the economy may be approaching full employment.  This divergence in economic indicators has contributed to the volatility in the markets and, as the Fed appears quite concerned with financial market volatility, reinforced the market’s conviction that the Fed will raise rates at an even slower rate than the Fed itself believes.

“We do not share the market’s confidence that the Fed will only raise rates once, at most, in 2016.  While there is ample evidence in the data that the economy is weak, in the aggregate the data is clearly inconsistent and employment based measures are unanimously strong.  Moreover, the employment data is much less prone to revision and generally more accurately derived as the inputs are fewer and obtained directly.  Further, inflation data seems to be reversing, due in some part to baseline effects at the headline level, and should continue to trend towards the Fed’s target of 2% over the balance of the year.  While the global economy remains somewhat weak and both the European Central Bank and Bank of Japan continue with easing programs, we do not expect that the Fed will be able to dismiss domestic considerations if the data warrant tightening for long.  While we do not expect aggressive rate hikes, we do expect the pace of tightening to follow the Fed’s current expectations as evidenced by their “Dots”.  As a result, we intend to maintain our current positioning with the portfolio.”

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Thursday, April 28, 2016, at 10:00 AM ET.  The conference call may be accessed by dialing toll free (877) 341-5668.  International callers dial (224) 357-2205.  The conference passcode is 98381255.  A live audio webcast of the conference call can be accessed via the investor relations section of the Company’s website at www.orchidislandcapital.com, and an audio archive of the webcast will be available until May 19, 2016.

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS and (ii) structured Agency RMBS, such as CMOs, IOs, IIOs and POs, among other types of structured Agency RMBS. Orchid is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward Looking Statements

Statements herein relating to matters that are not historical facts, including, but not limited to statements regarding  interest rates, net interest income, net interest expense, liquidity, pledging of our structured RMBS, funding levels and spreads, inflation, prepayment speeds, portfolio positioning, market expectations and general economic conditions, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Orchid Island Capital, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Orchid Island Capital, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

CONTACT:
Orchid Island Capital, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.orchidislandcapital.com

Summarized Financial Statements

The following is a summarized presentation of the unaudited balance sheets as of March 31, 2016, and December 31, 2015, and the unaudited quarterly results of operations for the three months ended March 31, 2016 and 2015.  Amounts presented are subject to change.

ORCHID ISLAND CAPITAL, INC.
BALANCE SHEETS
($ in thousands, except per share data)
(Unaudited - Amounts Subject To Change)

	March 31, 2016	December 31, 2015
ASSETS:
Total mortgage-backed securities	$1,977,045	$2,158,010
Cash, cash equivalents and restricted cash	83,336	69,959
Accrued interest receivable	8,333	8,490
Derivative assets, at fair value	826	669
Receivable for securities sold	132,174	-
Other assets	1,846	4,709
Total Assets	$2,203,560	$2,241,837

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$1,939,489	$1,798,813
FHLB advances	-	187,500
Payable for unsettled securities purchased	21,486	-
Derivative liabilities, at fair value	1,029	-
Accrued interest payable	895	863
Due to affiliates	439	465
Other liabilities	444	941
Total Liabilities	1,963,782	1,988,582
Total Stockholders' Equity	239,778	253,255
Total Liabilities and Stockholders' Equity	$2,203,560	$2,241,837
Common shares outstanding	21,772,464	21,749,490
Book value per share	$11.01	$11.64

ORCHID ISLAND CAPITAL, INC.
STATEMENTS OF OPERATIONS
($ in thousands, except per share data)
(Unaudited - Amounts Subject to Change)

	Three Months Ended March 31,
	2016	2015
Interest income	$20,466	$14,614
Interest expense	(3,319)	(1,296)
Net interest income	17,147	13,318
Losses	(19,558)	(6,063)
Net portfolio (loss) income	(2,411)	7,255
Expenses	2,180	1,746
Net (loss) income	$(4,591)	$5,509
Basic and diluted net (loss) income per share	$(0.21)	$0.33
Dividends Declared Per Common Share:	$0.42	$0.54
Weighted average shares outstanding	21,756,065	16,846,950

	Three Months Ended March 31,
Key Balance Sheet Metrics	2016	2015
Average RMBS(1)	$2,067,527	$1,612,896
Average repurchase agreements(1)	1,962,901	1,448,071
Average stockholders' equity(1)	246,517	224,412
Leverage ratio(2)	8.1:1	6.3:1

Key Performance Metrics
Average yield on RMBS(3)	3.96%	3.62%
Average cost of funds(3)	0.68%	0.36%
Average economic cost of funds(4)	1.07%	0.44%
Average interest rate spread(5)	3.28%	3.26%
Average economic interest rate spread(6)	2.89%	3.18%

(1)	Average RMBS, borrowings and stockholders’ equity balances are calculated using two data points, the beginning and ending balances.
(2)
The leverage ratio is calculated by dividing total ending liabilities by ending stockholders’ equity.   At March 31, 2016 and 2015, the $21.5 million and $79.2 million, respectively of payable for unsettled securities purchased have been excluded from the total liabilities for this ratio.

(3)	Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/borrowings balances and are annualized for the quarterly periods presented.
(4)	Represents interest cost of our borrowings and the effect of derivative agreements attributed to the period related to hedging activities, divided by average borrowings.
(5)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on RMBS.
(6)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on RMBS.